UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UK Wisdom Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	n/a
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

Floor 8, Tower D, No. 2 Guang Hua Road

Chaoyang District, Beijing

People’s Republic of China, 100026
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one right to receive one-tenth of one Class A ordinary share	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

Rights, each to receive one-tenth of one Class A ordinary share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-256794.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

A description of the securities being registered hereunder is contained in the section entitled “Description of Securities” in the prospectus included in Registration Statement on Form S-1 (File No. 333-256794) of UK Wisdom Limited (the “Registrant”) initially filed with the Securities and Exchange Commission on June 4, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates. This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 21, 2021

UK WISDOM LIMITED

By:	/s/ Xuefei Xiao
Name: Title:	Xuefei Xiao Chief Executive Officer

[Signature Page to Form 8-A]

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